UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2017

Date of Report (Date of earliest event reported)

Modern Round Entertainment Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55212	90-1031365
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

7333 East Doubletree Ranch Road, Suite D-250

Scottsdale, Arizona

85258

(Address of Principal Executive Offices) (Zip Code)

(480) 219-8439

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01Entry into a Material Definitive Agreement.

On August 23, 2017, we entered into a Standard Location Agreement (the “Agreement”) with Lucky Strike Albany, L.L.C. and Lucky Strike Jillian’s, L.L.C. (each, an “Initial Location” and collectively, the “Initial Locations”), pursuant to which we will permit the Initial Locations, as well as any future locations added to the Agreement, to operate our shooting lounge simulators (the “Machines”).

Pursuant to the terms of the Agreement, during the initial two-year term, each Initial Location will pay us a percentage of Gross Revenue (as defined in the Agreement).  Following the initial term, the Agreement will automatically renew for one-year periods.

The Agreement is subject to revenue commitments, based on the Gross Revenue of each Initial Location, and exclusivity provisions, based on the number of Machines at each Initial Location. We will bear the costs of procuring, installing, and maintaining the shooting lounge equipment and accessories to operate the Machines. The Initial Locations will bear the costs of infrastructure, furniture, and operating the lounges within their facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN ROUND ENTERTAINMENT CORPORATION

Date: August 29, 2017	By:	/s/ Ronald L. Miller, Jr.
Ronald L. Miller, Jr., Vice President, Chief Financial Officer, and Secretary